Offering Circular • Regulation A+ TV Channels Network, Inc.

OFFERING CIRCULAR

TV Channels Network Inc.

______________________________________________________

15,000,000 Shares of Common Stock

$4.00 Per Share

No Minimum Investment

Pursuant to this Offering Circular, TV Channels Network Inc. is offering up to 15,000,000 shares of common stock at a price of $4.00 per common share. (See “Description of Securities”). Each share of common stock – par value $0.001 per share – will be sold on a “best efforts” basis. The entire purchase is payable in cash at the time of subscription by each purchaser. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECUTRITES LAWS UNDER THE STATE OF NEVADA OR ANY OTHER STATE SECURITIES OR JURISDICTION IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED BY THE ACT AND REGULATION A+ PROMULGATED THEREUNDER AND THE COMPARABLE EXEMPTIONS FROM REGISTRATION PROVIDED BY OTHER APPLICABLE SECURITIES LAWS.

All subscriptions will be in whole shares. The offering will terminate on the earlier of (i) the sale of all 15,000,000 common shares; (ii) one hundred and eighty (180) days from the date of this Offering Circular, unless extended by the Company, without further notice, for an additional ninety (90) days; or (iii) the Company decides to terminate the offering, in its sole discretion at any time without notice. The proceeds from the sale of the shares will be payable directly to the Company after payment of all applicable commissions, and the Company will deliver stock certificates attributable to shares purchased directly to the Purchasers within ninety (90) days of the closing of this offering. Broker and finder fees, in addition to expenses of the offering, may be deducted from the proceeds as the offering progresses.

THE SECURITIES OFFERED HEREBY ENTAIL A SUBSTANTIAL DEGREE OF RISK AND SHOULD BE CONSIDERED SPECULATIVE. (SEE “RISK FACTORS”). THIS TIER TWO REGULATION A OFFERING DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION WHEN NOT AUTHORIZED.

	Sale Price To Public	Offering Expenses Per Share (3)	Commission to Brokers	Proceeds To Company (2)
Per Share (1)	$4.00	$0.3367	$0.32	$3.34
Total Maximum:	$60,000,000	$5,050,500	$4,800,000	$50,149,500

1.The maximum number of shares to be sold in this offering is 15,000,000 shares at an offering price of $4.00 per share which, assuming all the shares are sold, will yield $60,000,000.

2.The Company plans to sell this offering of shares through its officers and directors and will pay no commissions, sales representative, or placement fees for the placement of its securities to officers and directors of the Company.

3.Proceeds are estimated before deducting expenses of the offering, which are estimated to be $5,050,500. These expenses include, but are not limited to, printing, advertising, accounting, and other miscellaneous items. The expenses of this offering shall not exceed a maximum of ten percent (10%) of the aggregate offering.

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Offering Circular • Regulation A+ TV Channels Network, Inc.

TV Channels Network Inc.

7582 Las Vegas Blvd. South

Las Vegas, Nevada 89123

Phone: (702) 721-9915

The securities offered hereby entail a substantial degree of risk and should be considered speculative. (See “Risk Factors”).

We are a private company not listed with any U.S. or foreign exchange including OTC Markets.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Our Board of Directors used its business judgment in setting a value of $4,00 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No agent or person other than a Director or Officer of the Company has been authorized to give any information or to make any representation, other than those contained in this Private Offering Circular and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Authorized representatives of the Company will, if such is reasonably available, provide additional information, which an offeree or his/her professional adviser may request for the purpose of evaluating the merits and risks of this offering, and prospective purchasers may ask questions of, and receive answers from, Officers and Directors of the Company. Questions, inquiries, and requests for information may be sent to the Company by mail at 7582 Las Vegas Blvd. South, Las Vegas, Nevada 89123.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offer is irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Certain securities offering guidelines, codes, regulations, and other “Blue Sky Laws” for various states are included herein. (See “State Blue Sky Information”).

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Offering Circular • Regulation A+ TV Channels Network, Inc.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of TV Channels Network, Inc.

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Offering Circular • Regulation A+ TV Channels Network, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•The speculative nature of the business we intend to develop;

•Our reliance on suppliers and customers;

•Our ability to effectively execute our business plan;

•Our ability to manage our expansion, growth, and operating expenses;

•Our ability to finance our businesses;

•Our ability to promote our businesses;

•Our ability to compete and succeed in highly competitive and evolving businesses;

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY OF THE OFFERING

The following Summary of the Offering Circular does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained in other parts of this Offering Circular. Please pay special attention to the “Risk Factors” before making any decision on the suitability of this investment.

The Company

TV Channels Network Inc. is a Nevada based music and entertainment technology company whose primary business is providing Streaming services to subscribers. We intend to offer 100 Live Linear Concert Channels, Video on Demand, and various Live TV Channels as an AVOD/TVOD Service. TV Channels Network Inc. is preparing to become the next major entertainment content provider. Our goal is to create a conglomerate in many facets. Being a diversified entertainment business with multiple sources of income should allow us to earn positive returns. Moreover, TVCN, having already secured quality live concert titles, has a solid base for future profits to the benefit of our partners and investors. TV Channels Network - TV Channels Network.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Public Market

TV Channels Network Inc. common shares are not currently traded on any recognized stock exchange or trading platform. Management intends to register the shares of common stock sold in this offering with the United States Securities and Exchange Commission on Form S-1.

The Offering

Securities Authorized. The Company is authorized to issue 800,000,000 shares of common stock with a par value of $0.001 per share.

Securities Offered. The Company is offering up to 15,000,000 shares of common stock of the Company at an offering price of $4.00 per common share. Should the offering yield less than the maximum of $60,000,000 the Company may nonetheless utilize the proceeds for the business operations of the company.

Common Stock Outstanding. 37,880,000 shares of common stock, par value $0.001.

Preferred Stock Outstanding. To date, there have been no issuances of the preferred stock of the Company.

Investor Suitability. Subscriptions will only be accepted from “accredited investors” as defined in Regulation D under the Securities Act of 1933 as amended (the “Act”) and up to a maximum of 35 unaccredited purchasers. (See “Investor Suitability Standards”).

Risks. The purchase of the common stock in this offering hereby involves a high degree of risk. The securities offered hereby are for investment purposes only and currently no market for the common shares exists. (See “Risk Factors”).

Use of Proceeds. The net proceeds of this offering will be used primarily for the following purposes: operations, software development, computer equipment, intellectual property, legal and accounting fees, offering expenses, marketing, and advertising and general working capital. (See “Use of Proceeds”).

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Limited Operating History

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the Internet. The likelihood of the Company’s success must be considered, in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company’s services, the ability to attract and retain a suitable client base, and the management of growth. To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the “RegEx” brand name visibility, successfully introduce new services, attract, retain and motivate qualified personnel and upgrade and enhance the Company’s technologies to accommodate expanded service offerings. In view of the rapidly evolving nature of the Company’s business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Need for Additional Capital

The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan. The Company believes the proceeds from this offering will be sufficient to develop its initial plans. However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or that the money raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder’s interest.

Competition

The internet-based entertainment business is highly competitive, and the Company competes with many different types of companies that offer some form of streaming entertainment content. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

Growth Strategy Implementation: Ability to Manage Growth

The Company anticipates that significant expansion will be required to address potential growth in its customer base and market opportunities. The Company’s expansion is expected to place a significant strain on the Company’s management, operational and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures, and controls and to expand, train and manage its employee base. There can be no assurance that the Company’s planned personnel, systems, procedures, and controls will be adequate to support the Company’s future operations, that management will be able to hire, train, retain, motivate, and manage required personnel or that the Company’s management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition, and results of operations may be materially adversely affected.

Dependence upon Management and Key Personnel

The Company is and will be heavily dependent on the skill, acumen, and services of the management of the Company. The loss of the services of these key individuals, and certain others, for any substantial length of time, would materially and adversely affect the Company’s results of operation and financial position. (See “Management”).

Possible Inability to Find Suitable Employees

The Company’s success depends significantly on its ability to attract and retain highly qualified personnel, including retaining the services of full-time employees, part-time employees, and managers to assist the Company in the conduct and management of the Company’s business. Competition for such personnel is intense. There can be no assurance that the Company will be able to find these suitable employees or personnel, or if found, that these employees or personnel can be hired on terms favorable to the Company.

Other Nonpublic Sales of Securities Likely

As part of the Company’s plan to raise additional capital and because of the capital-intensive nature to establish a brand name on the Internet, the Company will likely make offers and sales of its common stock and/or preferred stock to qualified investors in transactions which are exempt from registration under the 1933 Act, as amended, in the future. Other offers and sales of common stock or preferred stock may be at prices per share that are higher or lower than the price per share in this offering or higher or lower than the conversion rate of the share of this offering. The Company reserves the right to set prices at its discretion, which prices need not relate to any ascertainable criterion of value. There can be no assurance the Company will not make other offers at lower prices per share, when, at the Company’s discretion, such price is deemed by the Company to be reasonable under the circumstances.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Arbitrary Offering Price

The offering price of the common shares offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings, or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar companies, the previous experience of management, the Company’s anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this offering. Please review any financial or other information contained in this Offering Circular with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable in the long-term, or even for any.

Limited Market for Securities

The Company’s securities are not currently quoted on any recognized stock exchange or trading platform. Therefore, there is currently no market for the Company’s common stock is limited.  There can be no assurance that a meaningful trading market will develop.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under this Act, which defines penny stock to be any non-NASDAQ equity security that has a market price of less than $4.00 per share (as defined). Unless exempt, for any transaction in a penny stock, the new rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer’s duties to the customer, a toll-free telephone number for inquiries about the broker/dealer’s disciplinary history and the customer’s rights and remedies in case of fraud or abuse in the sale. Disclosure must be made about commissions payable to both the broker/dealer and the registered representative and current quotations of securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $3,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii) transactions that are not recommended by the broker/dealer.

Dividend Policy

To date, the Company has not declared or paid any cash dividends on its stock and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

Control by Existing Management

Under the terms of the Company’s Articles of Incorporation filed with the Secretary of State of Nevada with respect to the rights, preferences, and limitations of the common shares, each common shareholder is entitled to vote on any matters presented to stockholders of the Company. Given the maximum number of common shares offered hereunder may be sold, of which there is no assurance, the present officers and directors of the Company will own approximately 78.82% of the issued and outstanding common shares. As a result, purchasers of the common shares will have only a limited voice in the Company’s management, which is likely to be controlled by the present officers and directors of the Company. As a result, the current management will retain voting control of the Company. (See “Principal Shareholders” and “Description of Securities”).

Proceeds Applied to General Corporate Purposes - Management Discretion

Although a majority portion of the net proceeds of this Offering Circular is for specific uses, the balance will be available for working capital and general corporate purposes. Therefore, the application of the net proceeds of this

Offering Circular • Regulation A+ TV Channels Network, Inc.

offering is substantially within the discretion of the management. Investors will be relying on the Company’s management and business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering Circular will result in the Company achieving its financial and strategic objectives.

No Commitment to Purchase; Best Efforts Offering

The offering of these securities is being done on a “best efforts” basis. However, there is no assurance that all, or any, of the shares offered hereby will be sold. No individual firm or corporation has agreed to purchase any of the shares offered herein. The shares are being offered on a best-efforts basis.

The Company is Entirely Dependent on its Internet Content for Digital Broadcast for use by Televisions, Computers and Mobile Devices, and the Company’s Future Revenue Depends on Its Commercial Success

The Company’s future development and growth depends on the commercial success of the Company’s Internet Broadcast content delivery service. The Company’s streaming service, or other services under development, may not achieve widespread market acceptance. The Company has recently begun to commercially introduce its service for the delivery of digital video (with audio), and the Company’s future growth will depend, in part, on customer acceptance of this service. Failure of the Company’s current and planned services to operate as expected could delay or prevent their adoption. If the Company’s targeted customers do not purchase and successfully deploy the Company’s planned services, the Company’s revenue will not grow significantly the Company’s business, results of operations and financial condition will be seriously harmed. In addition, to the extent that the Company promotes any portion of its streaming technology as an industry standard by making it readily available to users for little or no charge, the Company may not receive revenue that might otherwise have been received by the Company.

The Internet Content Delivery Market for Television, Computer and Mobile Devices is Relatively New, and the Company’s Business will Suffer if it Does Not Continue to Develop as the Company Expects

The market for Internet content delivery services to televisions, computers and mobile devices is relatively new. The Company cannot be certain that a viable market for the Company’s Broadcast technology service will emerge or be sustainable. If this market does not develop or develops more slowly than the Company expects, the Company’s business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF THE COMPANY’S INTERNET BROADCAST NETWORK INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND DISRUPTIONS WHICH COULD REDUCE THE COMPANY’S REVENUE AND HARM THE COMPANY’S BUSINESS, FINANCIAL RESULTS, AND REPUTATION.

The Company’s business is dependent on providing its customers with fast, efficient and reliable Internet Broadcasted content. To meet these customer requirements, the Company must protect its network infrastructure against damage from:

•Human Error;

•Physical and Electronic Security Breaches;

•Fire, Earthquake, Flood, and other Natural Disasters;

•Power Loss;

•Sabotage and Vandalism; and

•Similar Events.

Any Failure of the Company’s Telecommunications Providers to Provide Required Transmission Capacity to the Company Could Result in Interruptions in the Company’s Service

The Company’s operations are dependent upon transmission capacity provided by third-party telecommunications providers. Any failure of such telecommunications providers to provide the capacity that the Company requires may result in a reduction in, or termination of, service to the Company’s customers. This failure may be a result of the telecommunications providers or Internet service providers choosing services that are competitive with the Company’s service, failing to comply with or terminating their agreements with the Company, or otherwise not entering relationships with the Company at all, or on terms commercially acceptable to the Company. If the Company does not have access to third-party transmission capacity, the Company could lose customers or fees charged to such customers, and the Company’s business and financial results could suffer.

Offering Circular • Regulation A+ TV Channels Network, Inc.

THE MARKETS IN WHICH THE COMPANY OPERATES ARE HIGHLY COMPETITIVE AND THE COMPANY MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

The Company competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of the Company’s current competitors, as well as a few of  the Company’s potential competitors, have longer operating histories, greater name recognition, and substantially greater financial, technical and marketing resources than the Company does. Some of the Company’s current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company’s competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company’s potential customers. The Company’s competitors may be able to respond more quickly than the Company can to new or emerging technologies and changes in customer requirements.

As competition in the Internet content delivery market continues to intensify, new solutions will come to market. The Company is aware that other companies will in the future focus significant resources on developing and marketing digital broadcast products and services that will compete with the Company’s products and services.

Increased competition could result in:

•Price and Revenue Reductions and Lower Profit Margins;

•Increased Cost of Service from Telecommunications Providers;

•Loss of Customers; and

•Loss of Market Share

Anyone of these could materially and adversely affect the Company’s business, financial condition, and results of operations.

The Company’s Business will suffer if the Business is Not Able to Scale Its Network as Demand Increases

The Company has had only limited deployment of its Internet Broadcast content delivery service to date, and the Company cannot be certain that its network can connect and manage a substantially larger number of customers at high transmission speeds. The Company’s network may not be scalable to expected customer levels while maintaining superior performance. In addition, as customers’ usage of bandwidth increases, the Company will need to make additional investments in its infrastructure to maintain adequate downstream data transmission speeds. The Company cannot assure you that it will be able to make these investments successfully or at an acceptable cost. Upgrading the Company’s infrastructure may cause delays or failures in the Company’s network. As a result, in the future, the Company’s network may be unable to achieve or maintain a sufficiently high transmission capacity. The Company’s failure to achieve or maintain high-capacity data transmission could significantly reduce demand for the Company’s service, reducing the Company’s revenue and causing the Company’s business and financial results to suffer.

The Company’s Business may suffer if the Company Does Not Respond to Technological Changes

The market for Internet content delivery services is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer requirements. The Company may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than that of the Company, or that gain greater market acceptance, or if new industry standards emerge, our Internet-based broadcast technology may become obsolete, which would materially and adversely affect the Company’s business, results of operations and financial condition.

In developing the Company’s Internet-based broadcast service, the Company has made and will continue to make assumptions about the standards that the Company’s customers and competitors may adopt. If the standards adopted are different from those which the Company may now or in the future promote or support, market acceptance of the Company’s service may be significantly reduced or delayed, and the Company’s business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render the Company’s existing services obsolete.

Offering Circular • Regulation A+ TV Channels Network, Inc.

If the Company Fails to Promote and Maintain Its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on the Company’s ability to create and maintain brand awareness for its Internet Broadcasting Products and Services. This may require a significant amount of capital to allow the Company to market the Company’s Internet Broadcasting products and services and to establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and have substantially greater financial resources than that of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates and may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

If Studios, Content Providers or Other Rights Holders Refuse to License Streaming Content or Other Rights Upon Terms Acceptable to the Company, the Company’s Business Could be Adversely Affected

The Company’s ability to provide its members with content they can watch and/or listen to instantly depends on studios, content providers and other rights holders licensing rights to distribute such content and certain related elements thereof, such as the public performance of music contained within the content that the Company distributes. The license periods and the terms and conditions of such licenses vary. If the studios, content providers and other rights holders are not, or are no longer willing, or are unable to license to the Company upon terms that are acceptable to the Company, the Company’s ability to stream content to the Company’s Members will be adversely affected and/or the Company’s costs could increase. Many of the licenses for content provide for the studios or other content providers to withdraw content from the Company’s service relatively quickly. Because of these provisions, as well as other actions the Company may take, content available through the Company’s streaming service can be withdrawn on short notice. As competition increases, the Company may see the cost of programming increase. As the Company seeks to differentiate its service, the Company is increasingly focused on securing certain exclusive rights when obtaining content, including original content. The Company is also focused on programming an overall mix of content that delights the Company’s members in a cost-efficient manner. Within this context, the Company will be selective about the titles that it adds and renews to its service. If the Company does not maintain a compelling mix of content, the Company’s member acquisition and retention numbers may be adversely affected.

Music contained within content that it distributes may require the Company to obtain licenses for such distribution. In this regard, the Company will engage in negotiations with performing rights organizations and collection societies (“PROs”) that hold certain rights to music interests when “publicly performed” or “communicated to the public” in connection with streaming content into various territories. If the Company is unable to reach mutually acceptable terms with these organizations, the Company could become involved in litigation and/or could be enjoined from distributing certain content, which could adversely impact the Company’s business. Additionally, pending and ongoing litigation, as well as negotiations between certain PROs and other third parties in various territories could adversely impact the Company’s negotiations with PROs, or result in music publishers represented by certain PROs to unilaterally withdraw rights, and thereby adversely impact the Company’s ability to reach licensing agreements acceptable to the Company. Failure to reach such licensing agreements could expose the Company to potential liability for copyright infringement or otherwise increase the Company’s cost(s).

If our efforts to attract and retain members are not successful, our business will be adversely affected.

Our ability to attract members will depend in part on our ability to consistently provide our members with valuable and quality experience for selecting and viewing audio and video content. Furthermore, the relative service levels, content offerings, pricing, and related features of competitors to our service may adversely impact our ability to attract and retain members. Competitors include multichannel video programming distributors providing free on-demand content through authenticated Internet applications, Internet-based movie, and TV content providers, including both those that provide legal and illegal (or pirated) entertainment video content, DVD rental outlets and kiosk services and entertainment video retail stores. If consumers do not perceive our service offering to be of value, or if we introduce new or adjust existing features or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain members. If our efforts to satisfy our existing members are not successful, we may not be able to attract members, and as a result, our ability to maintain and/or grow our business will be adversely affected. Members cancel our service for many reasons, including a perception that they do not use

Offering Circular • Regulation A+ TV Channels Network, Inc.

the service sufficiently, the need to cut household expenses, availability of content is unsatisfactory, competitive services provide a better value or experience and customer service issues are not satisfactorily resolved. We must continually add new members both to replace members who cancel and to grow our business beyond our current member base. If too many of our members cancel our service, or if we are unable to attract new members in numbers sufficient to grow our business, our operating results will be adversely affected. If we are unable to successfully compete with current and new competitors in both retaining our existing members and attracting new members, our business will be adversely affected. Further, if excessive numbers of members cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate replacing these members with new members.

If we are unable to compete effectively, our business will be adversely affected.

The market for entertainment audio and video is intensely competitive and subject to rapid change. New technologies and evolving business models for delivery of entertainment videos continue to develop at a fast pace. The growth of Internet-connected devices, including TVs, computers and mobile devices has increased the consumer acceptance of Internet delivery of entertainment video. Through these new and existing distribution channels, consumers are afforded various means for consuming entertainment audio and video. The various economic models underlying these different means of entertainment video delivery include subscription, transactional, ad-supported, and piracy-based models. All of these have the potential to capture meaningful segments of the entertainment audio and video market. Several competitors have longer operating histories, large customer bases, strong brand recognition, and significant financial, marketing, and other resources. They may secure better terms from suppliers, adopt more aggressive pricing, and devote more resources to technology, fulfillment, and marketing. New entrants may enter the market with unique service offerings or approaches to providing entertainment videos, and other companies also may enter business combinations or alliances that strengthen their competitive positions. If we are unable to compete with current and new competitors, programs and technologies successfully or profitably, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

The long-term and fixed cost nature of our content licenses may limit our operating flexibility and could adversely affect our liquidity and results of operation.

In connection with obtaining streaming content, we plan to enter into multi-year licenses with studios and other content providers, the payment terms of which are not tied to member usage or the size of our member base (“fixed cost”), but which may be tied to such factors as titles licensed and/or theatrical exhibition receipts. Given the multiple-year duration and largely fixed cost nature of content licenses, if member acquisition and retention do not meet our expectations, our margins may be adversely impacted. Payment terms for streaming licenses, especially programming that is initially available in the applicable territory on our service (“original programming”), or that is considered output content, will typically require more up-front cash payments than other licensing agreements. To the extent member and/or revenue growth do not meet our expectations, our liquidity and results of operations could be adversely affected because of content licensing commitments and accelerated payment requirements of certain licenses. In addition, the long-term and fixed cost nature of our content licenses may limit our flexibility in planning for or reacting to changes in our business and the market segments in which we operate. As we expand internationally, we must license content in advance of entering a new geographical market. If we license content that is not favorably received by consumers in the applicable territory, acquisition, and retention may be adversely impacted and given the long-term and fixed cost nature of our content licenses, we may not be able to adjust our content offering quickly, and our results of operation may be adversely impacted.

If our efforts to build a strong brand identity and improve member satisfaction and loyalty are not successful, we may not be able to attract or retain members, and our operating results may be adversely affected.

We must build and maintain a strong brand identity. We believe that strong brand identity will be important in attracting and retaining members who have a few choices from which to obtain entertainment video. To build a strong brand, we believe we must offer content and service features that our members value and enjoy. We also believe that these must be coupled with effective consumer communications, such as marketing, customer service and public relations. If our efforts to promote and maintain our brand are not successful, our ability to attract and retain members may be adversely affected. Such a result, coupled with the increasingly long-term and fixed cost nature of our content acquisition licenses, may adversely affect our operating results.

Offering Circular • Regulation A+ TV Channels Network, Inc.

We face risks, such as unforeseen costs and potential liability in connection with content we produce, license and/or distribute through our service.

As a distributor of content, we face potential liability for negligence, copyright, or trademark infringement or other claims based on the nature and content of materials that we produce, license and/or distribute. We also may face potential liability for content used in promoting our service, including marketing materials and features on our website. As we expand our original programming, we will become responsible for production costs and other expenses, such as ongoing guild payments. We will also take on risks associated with the production, such as completion and key talent risk. To the extent we do not accurately anticipate costs or mitigate risks, or if we become liable for the content we produce, license and/or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm the results of operations. We cannot assure that we are indemnified to cover claims or costs of these types and we may not have insurance coverage for these types of claims.

If studios, content providers or other rights holders refuse to license streaming content or other rights upon terms acceptable to us, our business could be adversely affected.

Our ability to provide our members with content they can watch or listen to instantly depends on studios, content providers and other rights holders licensing rights to distribute such content and certain related elements thereof, such as the public performance of music contained within the content we distribute. The license periods and the terms and conditions of such licenses vary. If the studios, content providers and other rights holders are not or are no longer willing or able to license our content upon terms acceptable to us, our ability to stream content to our members will be adversely affected and/, or our costs could increase. Many of the licenses for content provide for the studios or other content providers to withdraw content from our service relatively quickly. Because of these provisions as well as other actions we may take, content available through our service can be withdrawn on short notice. As competition increases, we may see the cost of programming increase. As we seek to differentiate our service, we are increasingly focused on securing certain exclusive rights when obtaining content, including original content. We are also focused on programming an overall mix of content that delights our members in a cost-efficient manner. Within this context, we are selective about the titles we add and renew to our service. If we do not maintain a compelling mix of content, our member acquisition and retention may be adversely affected.

Music contained within content we distribute may require us to obtain licenses for such distribution. In this regard, we will engage in negotiations with performing rights organizations and collection societies (“PROs”) that hold certain rights to music interests when “publicly performed” or “communicated to the public” in connection with streaming content into various territories. If we are unable to reach mutually acceptable terms with these organizations, we could become involved in litigation and/or could be prevented from distributing certain content, which could adversely impact our business. Additionally, pending and ongoing litigation as well as negotiations between certain PROs and other third parties in various territories could adversely impact our negotiations with PROs, or result in music publishers represented by certain PROs to unilaterally withdraw rights, and thereby adversely impact our ability to reach licensing agreements reasonably acceptable to us. Failure to reach such licensing agreements could expose us to potential liability for copyright infringement or otherwise increase our costs.

If government regulations relating to the Internet or other areas of our business change, we may need to alter the way we conduct our business or incur greater operating expenses.

The adoption or modification of laws or regulations relating to the Internet or other areas of our business could limit or otherwise adversely affect the way we currently conduct our business. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

The adoption of any laws or regulations that adversely affect the growth, popularity, or use of the Internet, including laws impacting Internet neutrality, could decrease the demand for our service and increase our cost of doing business. For example, in late 2010, the Federal Communications Commission (FCC) adopted so-called net neutrality rules intended, in part, to prevent network operators from discriminating against legal traffic that transverse their networks. Recently, the U.S. Court of Appeals for the District of Columbia struck down the FCC’s net neutrality rules, and it is currently uncertain how the FCC will respond to this decision. To the extent network operators attempt to use this ruling to extract fees from us to deliver our traffic or otherwise engage in discriminatory practices, our business

Offering Circular • Regulation A+ TV Channels Network, Inc.

could be adversely impacted. As we expand internationally, government regulation concerning the Internet, and in particular, network neutrality, may be nascent or non-existent. Within such a regulatory environment, coupled with the potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.

We rely upon the ability of consumers to access our service through the Internet. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our member acquisition and retention could be negatively impacted. Furthermore, to the extent network operators were to create tiers of Internet access service and either charge us for or prohibit us from being available through these tiers, our business could be negatively impacted.

Most network operators that provide consumers with access to the Internet also provide these consumers with multichannel video programming. As such, many network operators have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. For example, Comcast exempted certain of its own Internet video traffic (e.g., Streampix videos to the Xbox 360) from a bandwidth cap that applies to all unaffiliated Internet video traffic (e.g., Netflix videos to the Xbox 360). While we believe that consumer demand, regulatory oversight, and competition will help check these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours or otherwise implement discriminatory network management practices, our business could be negatively impacted.

Increases in payment processing fees, changes to operating rules, the acceptance of new types of payment methods or payment fraud could increase our operating expenses and adversely affect our business and results of operations.

Our customers may pay for our membership services predominantly using credit and debit cards (together, “payment cards”). Our acceptance of these payment methods requires our payment of certain fees. From time to time, these fees may increase, either because of rate changes by the payment processing companies or as a result of a change in our business practices which increase the fees on a cost-per-transaction basis. Such increases may adversely affect the results of operations.

We are subject to rules, regulations, and practices governing our accepted payment methods. These rules, regulations, and practices could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept these payment methods, and our business and results of operations would be adversely affected.

We accept payment methods other than payment cards. As our service continues to evolve and expand internationally, we will likely continue to explore accepting various forms of payment, which may have higher fees and costs than our currently accepted payment methods. If more consumers utilize higher cost payment methods, our payment costs could increase, and our results of operations could be adversely impacted.

In addition, we do not obtain signatures from customers in connection with their use of payment methods. To the extent we do not obtain customers’ signatures, we may be liable for fraudulent payment transactions, even when the associated financial institution approves payment of the orders. From time to time, fraudulent payment methods are used to obtain service. While we do have certain safeguards in place, we nonetheless experience some fraudulent transactions. We do not currently carry insurance against the risk of fraudulent payment transactions. A failure to adequately control fraudulent payment transactions would harm our business and the results of operations.

If the market segment for online entertainment video saturates, our business will be adversely affected.

The market segment for online entertainment video has grown significantly. Much of the increasing growth can be attributed to the ability of our customers to stream TV shows and movies on their TVs, computers, and mobile devices. As we face more competition in our market segment, our rate of growth relative to overall growth in the segment may decline. Further, a decline in our rate of growth could indicate that the market segment for online

Offering Circular • Regulation A+ TV Channels Network, Inc.

subscription-based entertainment video is beginning to saturate. While we believe that this segment will continue to grow in the foreseeable future, if this market segment were to saturate, our business would be adversely affected.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our website, streaming technology, our recommendation, and merchandising technology, title selection processes and marketing activities.

Trademark, copyright, patent, and other intellectual property rights are important to us and other companies. Our intellectual property rights extend to our technology, business processes and the content on our website. We use the intellectual property of third parties in merchandising our products and marketing our service through contractual and other rights. From time to time, third parties may allege that we have violated their intellectual property rights. If we are unable to obtain sufficient rights, successfully defend our use, or develop non-infringing technology or otherwise alter our business practices on a timely basis in response to claims against us for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not searched for patents related to our technology. Defending ourselves against intellectual property claims, whether they are with or without merit or are determined in our favor, results in costly litigation and diversion of technical and management personnel. It also may result in our inability to use our current Web site, streaming technology, our recommendation and merchandising technology or inability to market our service or merchandise our products. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements, adjust our merchandising or marketing activities, or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 800,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently there are no shares of Preferred stock issued and outstanding. We have not yet determined how many votes each share of preferred stock will be designated to a security holder of our Preferred Stock at stockholders’ meetings, for all purposes, including election of directors.

Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become a reporting company we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford to increase our staff or engaging outside consultants or professionals to overcome our lack of employees.

Offering Circular • Regulation A+ TV Channels Network, Inc.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

As a Regulation A, Tier 2 issuer, we will be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

Dilution.

Purchasers of Shares will experience immediate and substantial dilution of $2.67 per share in net tangible book value, or approximately 67% of the assumed offering price of $4.00 per share (assuming maximum offering proceeds are achieved).  Additional Shares issued by the Company in the future will also dilute a purchaser’s investment in the Shares.

Limited Transferability and Liquidity

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each investor must acquire his Shares for investment purposes only and not with a view towards distribution.  Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Shares.  Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from TV Channels Network, Inc, limitations on the percentage of Shares sold and the way they are sold.  TV Channels Network, Inc can prohibit any sale, transfer, or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to TV Channels Network, Inc, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations.  No public market exists for the Shares and no market is expected to develop.  Consequently, owners of the Shares may have to hold their investment indefinitely and may not be able to liquidate their investments in TV Channels Network, Inc or pledge them as collateral for a loan in the event of an emergency.

Broker/Dealer Sales of Shares

The Company’s Common Stock Shares are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least $1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Common Stock Share of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Management deem it necessary.  As a result, the Company’s Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of shareholders to sell their Shares in the secondary market.

No Current Market For Shares

There is no current market for the Shares offered in this offering and no market is expected to develop in the near future.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Compliance with Securities Laws

The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada Securities Laws, and other applicable state securities laws.  If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Shares.  If several purchasers were to obtain rescission, TV Channels Network, Inc would face significant financial demands, which could adversely affect TV Channels Network, Inc as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Shares offered has been arbitrarily established by TV Channels Network, Inc, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to TV Channels Network, Inc.

Lack of Firm Underwriter

The Shares are offered on a “best efforts” basis by the Management of TV Channels Network, Inc without compensation and on a “best efforts” basis through certain FINRA registered broker-dealers, which enter into Participating Broker-Dealer Agreements with the Company.  Accordingly, there is no assurance that the Company, or any FINRA broker-dealer, will sell the maximum Shares offered or any lesser amount.

Projections:  Forward Looking Information

Management has prepared projections regarding TV Channels Network, Inc’ anticipated financial performance.  The Company’s projections are hypothetical and based upon the presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business of TV Channels Network, Inc.  The projections are based on Management’s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by TV Channels Network, Inc’ independent accountants.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot consider such factors as general economic conditions, unforeseen regulatory changes, the entry into TV Channels Network, Inc’ market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of TV Channels Network, Inc’ operations, those results cannot be guaranteed.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Future Dilution

Dilution may also result from future actions by our Company, and specifically from any increase in the number of shares of the Company’s capital stock outstanding resulting from a stock offering (such as a public offering, a crowdfunding round, a venture capital round, or an angel investment), employees exercising stock options, or conversion of certain instruments (such as convertible bonds, preferred shares, or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

Offering Circular • Regulation A+ TV Channels Network, Inc.

Dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of our Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

No Selling Security holders

There are no selling security holders in this Offering.

PLAN OF DISTRIBUTION

Terms of the Offering

Securities Authorized. The Company is authorized to issue 800,000,000 shares of common stock with a par value of $0.001 per share.

Securities Offered. The Company is offering up to 15,000,000 shares of common stock of the Company at an offering price of $4.00 per common share.

Common Stock Outstanding. 37,880,000 shares of common stock, par value $0.001.

Preferred Stock Outstanding. To date, there have been no issuances of the preferred stock of the Company.

Risks. The purchase of the common stock in this offering hereby involves a high degree of risk. The securities offered hereby are for investment purposes only, and currently, no market for the common shares exists. (See “Risk Factors”).

Use of Proceeds. The net proceeds of this offering will be used primarily for the following purposes: service development, web site designing and hosting, corporate consulting, organizational fees, legal and accounting fees, offering expenses, computer equipment, and software, marketing and advertising and general working capital. (See “Use of Proceeds”).

Pursuant to this Offering Circular, the Company is offering up to 15,000,000 shares of common stock (par value $0.001) at a price of $4.00 per share on a best effort basis. The entire purchase price is payable in cash at the time of subscription by each purchaser. All subscriptions will be in whole shares unless the Company, in its sole discretion, allows for the sale of fewer shares. The offering will terminate on the earlier of (i) the sale of all 15,000,000 shares, (ii) one hundred and eighty (180) days from the date of this Offering Circular, unless extended by the Company, without further notice, for an additional ninety (90) days, or (iii) the Company decides to terminate the offering in its sole discretion at any time without notice. Broker and finders’ fees (if any), in addition to expenses of the offering, may be deducted from the proceeds as the offering progresses.

The Company is offering its securities in all states.

Transfer Agent

The Company’s current transfer agent is currently Empire Stock Transfer.

Offering Circular • Regulation A+ TV Channels Network, Inc.

USE OF PROCEEDS

The allocations set forth below are the estimates of management as to how the net proceeds of this public offering will be generally allocated. Pending use of the net proceeds for the following purposes, the Company intends to invest such funds in short-term, interest-bearing, investment-grade securities. There are no assurances that the estimates set forth below will correspond with the actual expenditures of the Company during the next twelve (12) months or thereafter or that the results of this public offering and the allocations set forth below will be sufficient to maintain the Company’s operations following this public offering.

Use of Proceeds	Allocation(1) (000)
Operations	$11,675
Real Estate Acquisition	3,720
Software Development	1,517
Advertising & Marketing	19,313
General & Administration	2,335
Equipment & Working Capital	3,972
Legal & Accounting	2,218
Transaction Fees and Expenses	5,050
Intellectual Property	10,200

Total Use of Proceeds	$60,000

Notes to Use of Proceeds:

1.These figures are estimates only, account for the first twelve (12) months of operations and are subject to revision from time to time to meet the Company’s requirements. Pending such uses, in management’s discretion, the Company may make temporary investments in U.S. Government obligations. Maximum Use Allocation represents the sale of all 15,000,000 shares of common stock of the Company or approximately $60,000,000. (See “Plan of Distribution”).

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of the proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DESCRIPTION OF BUSINESS

Our Business

The Company was incorporated on August 12, 2022, in the State of Nevada. Since incorporation, the Company has not made any significant purchases or sales of assets. From inception until the date of this filing the Company has had limited operating activities, primarily consisting of (i) the incorporation of the company, (ii) the development of the business plan, (iii) initial equity funding, (iv) the performance of due diligence on potential suppliers of online content, and (v) beginning to develop strategic referral partnerships with investment newsletters and websites catering to our target market. Darryl Payne acquired 1,666,666 shares of our common stock with a par value of $0.001 per share in return for the Company’s initial funding, and goodwill consideration in the form of office space, access to internet and telephone service, access to its network of contacts and professional relationships.

TV Channels Network Inc. is a Nevada-based music and entertainment technology company whose primary business is the providing of streaming entertainment content. The Company goal is to become a major entertainment content provider.

Offering Circular • Regulation A+ TV Channels Network, Inc.

The Company’s business plan is to seek to acquire many rights for ownership including:

•Streaming Services

•Movie and Film Libraries,

•Original and Exclusive Content

•Live Linear TV Network Licensing

•Streaming Exclusive Live Pay Per View Events

•Purchase of Music Rights

•Signing New Recording Artists

•TV Show Rights

•Professional Wrestling & Sports Companies

USA STREAMING RIGHTS LICENSED TO TV Channels Network Inc

1.The Legends of Classic Soul Concert Series, AS SEEN ON NATIONAL TV. The Legends of Classic Soul concert series features 20 soul groups on our own unique streaming video on demand pay per view platform. Featured artist includes The Four Tops, The Whispers, The Dells, Main Ingredient featuring Cuba Gooding Sr, Harold Melvin’s Blue Notes, Chi-lites, The Delfonics, Blue Magic, Ray, Goodman, & Brown, Enchantment, The Temptations Review featuring Dennis Edwards, The Dramatics, Confunkshun, Atlantic Starr, Slave, The Floaters, Coasters, and Melba Moore featuring Freddie Jackson.

Offering Circular • Regulation A+ TV Channels Network, Inc.

2.The PBS On Tour Concert Series. These iconic performances aired fifty-two one hour shows in 1997. The PBS TV Show featured each artist performing 3 songs. Sting, Meatloaf, Ozzy Osbourne, Lenny Kravitz, Busta Rhymes, Lou Reed, The Cure, Devo, Hot Tuna, Dennis Brown, Freda Payne, Joan Osbourne, Goo Goo Dolls, Bruce Hornsby, Indigo Girls, Smashing Pumpkins, A Tribe Called Quest, Tears for Fears, The Fugees and Cypress Hill are some of the many artists in this iconic series.

All cleared content will be monetized on the Company’s HD Streaming platform which is already completed. Some of the concerts recorded used as many as 22 cameras for each show. Several of these performances were recorded in 3D. Many titles will be offered to worldwide fans.

Fifty-Two On Tour Shows can be made available for TV in their original show configuration. The Company intends to offer all the artists revenue-sharing deals if they sign a new current contract with our company. The goal is to also release separate full-length concerts of each artist. The Company has talked to many of these artists with positive feedback. These concerts were never commercially available or seen as full length shows from each separate artist.”

3.Wrestling.  We are a financial partner in World Class Pro Wrestling and Lone Star Wrestling WAW. World Class Pro Wrestling and Lone Star Wrestling WAW have scheduled various live events this year. All the wresting events will be available streaming on TV Channels Network, Inc.’s streaming service.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Offering Circular • Regulation A+ TV Channels Network, Inc.

The Company has rights to anywhere from 50 to 100 Radio Shows that were produced in conjunction of broadcast TV series. All the video concerts and radio shows will be made available for license to third-party companies.

1.10,000 Audio Songs of Various Artists. Including Pop, Dance, Jazz, Blues, Country, R & B, Classic Soul, and Rock & Roll. Many popular names complete this listing.

2.TV Channels Network Inc. has approximately 20 acquisition deals to close, upon the full completion of funding.

In addition, the Company intends to acquire additional rights to video and audio performances. The Company shall seek third party license deals whereas the Company will receive advance payments upfront upon signing a deal.

We are in an age where technology and entertainment merge to deliver the thrill of the front row seat to the hand-held device, or to the ultra-high-definition experience delivered from today’s television screen. Creation and distribution models struggle to adapt to the challenging global environment, and the complex interplay social media now has on the consuming public.

Offering Circular • Regulation A+ TV Channels Network, Inc.

The Company intends to build upon its Officer’s direct relationships with legendary performers and event production partners, and through the bridge of technology, intends to deliver cross-platform interaction to expand reach while improving the creator and consumer value model.

Through a vision that respects the artist creation process and sees the growth of an engaged social audience, the Company intends to introduce new operations that build upon niche opportunities. Artistic relationships and media distribution acquisitions can broaden the company’s operations.

The Company recently completed its Streaming Media Pay Per View Platform. Through this platform, all the Company’s video content will be available for consumers to stream.

Event, Artist Production and Licensing.

The Company will seek to work with new artists and legendary artists at our recording facility. The goal is to invest in the development and promotion of live events, leveraging our strength in media distribution across all platforms. To become a premier management company. The Company intends to apply cutting edge video quality distribution methods and social media applications to expand market awareness. The Company will seek to introduce interactive marketing and grow strong continuous revenues.

Broadcast, Radio and Internet Media Operations.

Consistent with the Company’s mission to connect disparate distribution platforms. The Company with “Best of Breed’’ cloud infrastructure and software solutions intend to build upon broadcast partnerships and acquisitions to create a unified distribution business. Consumers will be given choices. Improving on the retail offerings of services like Spotify, YouTube, iTunes, Disney and Netflix, the Company’s platform provides owners and artists more transparent control over their intellectual property.

Rights Acquisition, Management, and Channel Integration.

The Company is committed to innovative Rights Management that recognizes the value of the artist and provides a preferred integrated channel distribution model for Creators in virtually all media and IP investors. Building upon a catalog of concerts, songs, and TV shows, the Company intends to manage around 5,000 titles by the end of 2024.

Capitalizing on the consolidation of extensive managed properties, the Company maintains a roster of legendary artist relationships. The Company is positioned to gain existing significant opportunities across the entertainment landscape. Our technology operations embrace cloud-based solutions for Audio/Video distribution and provide greater supply chain visibility and flexibility. The Company intends to seek to grow new fresh business units across numerous media channels.

Direct Response TV:

Unlimited channels will be created on our Pay Per View Subscription Platforms. The Company will advertise and buy media on TV to sell our content.

Legends of Classic Soul (www.LegendsOfClassicSoul.com). This series has generated substantial credit card sales on TV. The average consumer order for the DVD Box Sets is $199.00 per order. Legends of Classic Soul Concerts were all recorded in HD with great sound. Sadly, many of these legends have passed away since this series first started filming in 2005.

Live Video Concerts. The Company plans to offer its customers full-length, pre-recorded video of concerts by various artists in dance music, R&B/Urban, and other genres. These live concerts will be available through the Company’s video on-demand streaming channel via the Company’s website.

Strategy and Implementation

Business Model

Offering Circular • Regulation A+ TV Channels Network, Inc.

The Company’s primary business is to develop and market world-class entertainment content, including but not limited to full-length concerts, movies, and television shows. This will be accomplished by aggressive deployment and branding of the Company’s state-of-the-art technologies to bring superior, cost-effective solutions to consumers in need of these services.

Through the Company’s web site, customers will be offered designated services. These services are transactional in nature with add-on options based on the sender’s requirements. Options are priced to increase the overall amount per transaction whereby the overall margin is significantly increased.

By being a web-based business, our business model is based on volume. Through automation of transactions inherent in the technologies employed, the low cost of transactions maintains a high gross margin. Our business can run 24 hours a day, seven days a week with the minimal staff needed to operate the business. Most business activities are automated, which greatly reduces the related overhead and staffing components associated with similar, conventional business formats.

The Company’s corporate development is focused on its core business and is structured to accomplish its initial business objectives over a three-year period. The Company has defined seven business divisions: systems operations and management; information technologies; sales and marketing; customer service; service development; business development; and general administration. Additional revenue streams will be added as new products and services are proven to be viable and are integrated into the network.

The Company also intends to devote resources to developing a consumer market with new specific services designed for the consumer, home-based businesses, and small business owners.

Business Growth Strategy

The key to the Company’s business growth strategy is customer acquisition. The Company’s initial operations are based in the United States. Being an Internet-based business, technical operations can be maintained separately from corporate operations. This will all be aligned with the Company’s basic financial philosophy of controlling costs as sales revenue grows through the expansion of the web site operations.

The Company will focus on the core business over the first three years to establish a significant market share in multiple industry segments. Other products and services may be implemented after proper feasibility, cost analysis and in-depth market and customer research.

Marketing

Marketing Strategy

The marketing strategy is simple and direct.

•Consumers will be marketed through the internet, magazines, and other electronic and print media.

•Targeted groups will be marketed by the branding of our name and logo through specific media channels focused on direct marketing campaigns, electronic media, trade shows, industry publications, newspapers, and other industry specific events, as well as traditional distribution channels.

Web Site and Internet Presence

The Company’s Web Sites https://tvchannelsnetwork.com/ will function as a main marketing tool (beyond its obvious function of conducting the business for products and services). These sites will act as a hub for the business and are international in scope. The sites will offer customers ease of use, clear and simple navigation, security, and prompt response to transactions.

The websites will also feature sections for promotions and joint venture and cross-branding marketing campaigns with partners. The web sites will function 24/7 and be a customer service portal. Being that the web site is the business, and customer impression is made through its pages, strict attention to detail, communicative proposition, and graphic design are critical. Additionally, drawing attention to the green benefits of the product will stimulate environmentally concerned consumers.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Smart Phone, Tablet, and Mobile Applications

These applications are critical to the future of the Company. There will be a large user base that will use our services strictly through their mobile devices. These applications are significant in that they fit with the growing trend of mobile users who demand synchronization of services (with their account) with multiple digital devices. This is especially true with business users who no longer work from physical offices and are part of the new virtual business economy.

Even more significant is we will be able to develop users and customers who use multiple communications platforms and networks outside of our web based and internet services.

Social Media and Business Networks

The impact of social networks (Instagram, Facebook, Snapchat, and Google) and business networks (LinkedIn, Salesforce) in today’s communications is huge. The Company’s ability as a communication utility to these networks represents hundreds of millions of users globally. Through the development of applications specifically for these networks, the Company will be able to cross platform its services into consumer and business user awareness.

The marketing on these networks is just one avenue to acquire users, but by combining the Company’s network specific applications to the process, this creates a whole new user dynamic. When you include components of music, media, and video to the delivery options of these users (private, secure, and verified delivery) by a “trusted third party” only goes to strengthen our brand recognition.

Direct Sales

The Company will engage industry specific national sales and marketing groups to promote its products and services. Corporate discounts and promotions will be instituted to target business customers and consumers.

Media Exposure

The Company will also develop national and international marketing campaigns through trade magazines, trade shows, articles, press releases, contracted public relations, a concise advertising campaign to generate brand awareness and impressions, electronic and print vehicles, and other media venues and events.

Competition

Our major competitors include such diverse companies as Amazon Prime, Hulu, DIRECTV Now, Live Nation, Clear Channel, and Netflix, among others. Many of our competitors have much larger customer bases and financial resources than TV Channels Network Inc.

Employees

As of the date of this offering circular, the Company has one (2) full-time employees and no (0) part-time employees, and approximately twenty (11) professionals on a contract basis. In order to manage the Company’s treasury, the Company does intend to pay full salaries to its executives and management as funding of this offering comes in. (See “Executive Compensation”).

Contact

The Company can be reached at 7582 Las Vegas Blvd. South, Las Vegas, Nevada 89123.

Legal Proceedings

The Company is not a party to any material legal proceedings and is not aware of any material threatened litigation.

Offering Circular • Regulation A+ TV Channels Network, Inc.

DESCRIPTION OF PROPERTY

Our corporate office is rented office space located at 7582 Law Vegas Blvd South, Las Vegas, NV 89123.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements

Results of Operations

Revenues

As of December 31, 2022, the Company has no revenue.

Cost of Services

As of December 31, 2022, the Company has no revenue.

General and Administrative Expenses

Our operating expenses from inception on August 12, 2022, until December 31, 2022, has been $522.00.

Liquidity and Capital Resources

As of December 31, 2023, the Company had approximately $578.00 in total assets, of which $500.00 is in software under development.

The Company has enough capital to last up to and through the offering, to sustain its current operations. The Company has no bank lines or other financing arranged. We believe that the proceeds from the offering, together with our cash and cash equivalent balances will be adequate to meet our liquidity and capital expenditure requirements for the next 36 months. We anticipate that we will need at least $20,000,000 to attain significant business growth. In the future, we may need to seek additional capital, potentially through private placements, bonds, or convertible notes to fund our plan of operations.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

See “DESCRIPTION OF BUSINESS”:

Insurance

The Company does not currently have, nor does it contemplate purchasing any liability or other insurance in the near-term future.

Employee Benefit Plan and Medical and Health Insurance

Upon commencement of revenue-producing operations, or shortly thereafter, the Company expects to implement an Employee Benefit Plan and medical and health insurance for each officer that is competitive with industry standards.

Key Man Insurance

Offering Circular • Regulation A+ TV Channels Network, Inc.

The Company does not hold “Key Man” life insurance on any of its officers and directors. However, the Company is currently considering key man life insurance on each of its officers upon the closing of the Offering Circular described herein or shortly thereafter.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

CONTRACTUAL OBLIGATIONS

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

BOARD OF DIRECTORS AND SIGNIFICANT EMPLOYEES

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of, TV Channels Network Inc. as of the date of this Offering Circular:

NAME	POSITION

Darryl Payne	Chief Executive Officer and Director
UY Yousaf	CTO of Technology

Significant employees:
Thomas Cook	Legal Attorney
Leslie Fourton	Legal Company Attorney

Offering Circular • Regulation A+ TV Channels Network, Inc.

Biography of The Board Members

Darryl Payne – CEO

Multiple Billboard Number 1 Music Producer Darryl Payne has produced over 4000 separate releases, throughout his 46-year career.  Dance Music & R&B/Urban Music is his favorite music to produce. Darryl started in the music business when he was 16 years old in 1976.

Warner Brothers, EMI, Sony/BMG, Universal, and Virgin are some of the music labels to have released his music.  He has been awarded various Gold Records and Billboard Number One Producer Awards.  Darryl Payne was also enshrined into The Legends Of Vinyl in 2019.

Darryl Payne has released over 500 albums on music labels he owns.  He created and produced The Legends of Classic Soul features concerts by The Four Tops, The Chi-Lites, The Whispers, The Dells, The Dramatics, Harold Melvin’s Blue Notes, Temptations Review featuring Dennis Edwards, The Delfonics, and many more.  Time Life sells the Legends of Soul on Home Video.

Darryl is pleased to have secured direct vending agreements with Disney, ABC, CBS/Viacom, E Entertainment, Fox, and others.  TV Channels Network Inc, steaming service is his newest venture.  Mr. Payne has accumulated an extensive library of more than 40,000 masters, live concerts, and television shows, featuring the world’s biggest entertainers.  His catalogs are used by music companies and television networks that reach into millions of homes. Home – Darryl Payne Multiple Billboard number 1 Music Producer Awards DarrylPayneLegend.com

UY Yousif – CTO

Mr. Yousaf is a software and graduated with high honors from the University of Gujrat. He maintains and develops all of the company’s technology and technical support. Mr. Yousaf is currently in charge of marketing.

Family Relationships

None.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth all cash compensation to be paid by the Company as this offering is funded, and the activities of the Company grow:

Name of Individual	Position with Company	Annual Salary

Darryl Payne	Chief Executive Officer	$3,000,000
UY Yousaf	CTO of Technology	$100,000
Leslie Fourton	Lead Legal Company Attorney	$72,770
Thomas Cook	Legal Corporate Governance	$250,000

Footnotes to Executive Compensation:

1.The salaries listed are estimates only. The listed salaries do not include annual bonuses to be paid based on the profitability and performance of the Company. These bonuses will be set, from time to

Offering Circular • Regulation A+ TV Channels Network, Inc.

time, by the Board of Directors. The annual salary for Darryl Payne does not include the $400,000 he will receive as deferred compensation from the offering proceeds for work performed since inception of the Company to the date of this offering.

2.Management’s salary will be based upon the performance of the Company. Management’s performance bonuses will be decided by a disinterested majority of the Board of Directors of the Company. In addition, management’s base salaries can be increased by the Board of Directors of the Company based on the attainment of financial and other performance guidelines set by the Company.

3.Members of the Company’s Board of Directors will serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified unless earlier removed as provided in the Bylaws of the Company. Executive officers serve at the pleasure of the Board of Directors.

4.The above-named executives have agreed to defer partial payment of salaries based on the cash flow and financial performance of the Company. Salaries will not be paid until after funding of the Company is fully complete.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets out, as of the date of this Offering Circular, the securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of the company’s voting securities or having the right to acquire those securities.

Title of Class	Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Common Stock	Darryl Payne	30,000,000	N/A	79%

Notes to Principal Shareholders:

1.The post offer percentage of class is assuming that the maximum number of shares of common stock will be subscribed to. The total amount of shares outstanding after a maximum offering will be 52,880,000 shares of common stock.

2.Darryl Payne, Directors and Founder, controls 30,000,000 of the 37,880,000 (79.00%) issued and outstanding shares of common stock of the Company prior to the offering. After the maximum offering, Darryl Payne will control approximately 56.73%.

Stock Option Plan

The Company currently does not have a formal employee stock option plan. However, the Company’s Board of Directors may institute a formal stock option plan upon the successful conclusion of the offering. The Company will not grant options and warrants in excess of 15% of the total number of outstanding shares to officers, directors, employees or 5% shareholders for a one-year period following the offering. Furthermore, the Company will not issue options or warrants to the listed persons with an exercise price of less than 85% of the fair market value of the Common Stock on the date of the grant.

Offering Circular • Regulation A+ TV Channels Network, Inc.

Legal Matters

There is no current or pending litigation, claims or counterclaims involving the Company as a Plaintiff or a Defendant.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

To the best of our knowledge, from, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

SECURITIES BEING OFFERED

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

The Company, a Nevada corporation, is authorized to issue up to 800,000,000 shares of common stock, $0.001 par value. The Company has, as of June 5, 2023, 37,880,000 shares of common stock currently outstanding.

Common Stock

The Company, a Nevada corporation, is authorized to issue 800,000,000 shares of common stock, $0.001 par value. The Company currently has 37,880,000 shares of common stock issued and outstanding. The holders of the common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per Share of common stock, on all matters which stockholders may vote on at all meetings of Shareholders; (v) all of the shares of common stock, now outstanding are fully paid and non-assessable; and (vi) the holders of common stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters which such stockholders are entitled to vote. The holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Right to Receive Liquidation Distributions

In the event of the company’s liquidation, dissolution, or winding up, holders of its Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the company’s debts and other liabilities.

Transfer Agent

The Transfer Agent for the shares of common stock of the Company is Empire Stock Transfer, Inc.

Shares Eligible For Future Sale

Before completion of this offering approximately 37,880,000 shares of common stock were outstanding. The majority of these issued and outstanding common shares are currently restricted pursuant to Rule 144 promulgated by the Commission under the Securities Act of 1933 (the “Securities Act”). Rule 144 provides, in essence, that a person holding restricted securities for one year from the date the securities were purchased from the issuer, or an affiliate of

Offering Circular • Regulation A+ TV Channels Network, Inc.

the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be certain public information with respect to the issuer. Pursuant to Rule 144, securities held by non-affiliates for more than one year may generally be sold without reference to the current public information or broker transaction requirements, or the volume limitations.

The Company is unable to predict the effect, if any, that sales of shares under Rule 144 (or the potential for such sales), sales pursuant to future registration statements or other sales or potential sales may have on the market prices of the common stock prevailing from time to time. Future sales of substantial numbers of additional shares of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the common stock of the Company.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

Dividend Policy

The Company has paid no cash dividends to date and does not anticipate paying any cash dividends on its common stock in the foreseeable future. The Company intends to retain its earnings, if any, to finance the expansion of its business and for other general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company’s earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Board of Directors deems relevant. (See “Risk Factors – Lack of Cash Dividends”).

Investor Suitability Standards

Investment in the common shares offered hereby involves certain risks and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can afford the risk of a complete loss of their investment.

Subscriptions will be accepted from “Accredited Investors,” as that term is defined in Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”) and any unaccredited purchasers who otherwise qualify under Regulation A Tier Two requirements limiting the amount of purchase alone or together with a spouse to the greater of 10% of either their annual income or their net worth (excluding their primary residence and any loans secured by the value of the residence), and who also understands the nature and risks of investing in private, non-public, developmental stage private corporations.

Accredited investors are those who, at the time of sale of the shares fall within certain categories enumerated in Rule 501(a) of Regulation D, including any of the following:

(i) any individual who had an individual income in excess of $200,000 (or joint income with his or her spouse of $2,000,000) in the last two (2) years and who reasonably expects an individual income in excess of $200,000 (or such joint income in excess of $2,000,000) in the current year. (For purposes of this offering, individual and joint income shall equal adjusted gross income, as reported in the investor’s federal tax return (less, for individual income only, any income attributed to a spouse or to property owned by a spouse) and increased by the following amounts (but not, for individual income only, any amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest received, (2) the amount of losses claimed as a limited partner in a limited partnership, (3) any deduction claimed for depletion, (4) amounts contributed to an IRA or Keogh retirement plan, (5) alimony paid, and (6) any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code);

(ii) any individual whose individual net worth, or joint net worth with that individual’s spouse, exceeds $1,000,000 (including the value of a home, home furnishings and automobiles); and

Offering Circular • Regulation A+ TV Channels Network, Inc.

(iii) any partnership, corporation, employee benefit plan or trust which was not formed for the purpose of acquiring shares and which has total assets of over $5,000,000, and with regard to a trust, the person making the investment decision has such experience in financial and business matters that the trustee is capable of evaluating the risks and merits of the investment in the shares, a corporation or partnership where all the beneficial owners are accredited investors or if an employee benefit plan, it is administered by a bank, savings and loan association, insurance company or registered investment adviser, or if a self-directed plan, the investment decision is being made by only accredited investors.

Each investor must also make certain representations to the general effect that such investor:

(i) does not have an overall commitment to investments which are not readily marketable that is disproportionate to his net worth, and that his investment in the shares will not cause such overall commitment to become excessive.

(ii) has adequate net worth and means of providing for his current needs and personal contingencies to sustain a complete loss of his investment in the Company at the time of investment and has no need for liquidity in his investment in the shares.

(iii) is acquiring shares for his own account, for investment only and not with a view toward resale or distribution; and

(iv) is aware that he will not be able to liquidate his investment in the event of an emergency or for any other reason because the transferability of shares will be subject to restrictions in the Subscription Agreement and will be affected by restrictions on resale imposed by the Act and the securities laws of certain states.

In addition, an investment in the shares must not exceed ten percent (10%) of an investor’s net worth. The company reserves the right to accept subscriptions from subscribers who do not meet all the above suitability standards but who are otherwise qualified to purchase shares.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Miscellaneous

The Company’s Certificate of Incorporation requires the approval vote of fifty-one percent (51%) of the disinterested shareholders when any combination of persons or entities directly or indirectly owns over twenty-five percent (25%) of the voting power. The percentages required for approval change when certain prices are paid and/or certain actions are taken by the beneficial owners.

The Company’s Certificate of Incorporation eliminates directors’ liabilities for breaches of duties to the fullest extent permitted by Nevada law. The Company’s charter documents provide for indemnification of the officers and directors.

Offering Circular • Regulation A+ TV Channels Network, Inc.

INDEX TO FINANCIAL STATEMENTS

FROM INCEPTION TO YEAR ENDED DECEMBER 31, 2022

Offering Circular • Regulation A+ TV Channels Network, Inc.

INDEPENDENT AUDITORS’ REPORT

May 03, 2023

The Board of Directors

TV Channels Network Inc.

7582 Las Vegas Blvd South

Las Vegas, Nevada 89123

REPORT ON FINANCIAL STATEMENTS

We have audited the accompanying balance sheets of TV Channels Network Inc. as of December 31, 2022 and the related statements of operations, changes in owner’s equity and cash flows for the years then ended and the notes for those statements.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on the audit. We conducted the audit in accordance with generally accepted auditing standards as accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatements of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion.

AUDITOR’S RESPONSIBILITY (CONTINUED)

An audit also includes evaluating appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. Examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.

An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Offering Circular • Regulation A+ TV Channels Network, Inc.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TV Channels Network Inc. as of December 31, 2022, and the results of operations, changes in owner’s equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Amjad Abu Khamis

May 3, 2023

Certified Public Accountant, NH 08224

CF Audits LLC

159 Main St. STE 100

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Offering Circular • Regulation A+ TV Channels Network, Inc.

TV Channels Network Inc.

Balance Sheet Statement

As of December 31, 2022

2022
ASSETS
Bank Account	$78
Total Current Assets	78

Software (Under Development)	500
Total Non-Current Assets	500

TOTAL ASSETS	$578

LIABILITIES AND EQUITY
Current Liabilities	-
Non-current Liabilities	-
Total Liabilities	-

Equity
Shareholders Contribution	1,100
Retained Earnings	(522)
TOTAL LIABILITIES AND EQUITY	$578

Offering Circular • Regulation A+ TV Channels Network, Inc.

TV Channels Network Inc.

Income Statement

As of December 31, 2022

2022
Revenues

Total Revenues	$-

Less Operating Expenses
General and Administrative	(459)
Legal Fees	(63)
Total Operating Expenses	(522)

Net Income (Loss)	$(522)

Offering Circular • Regulation A+ TV Channels Network, Inc.

TV Channels Network Inc.

Statement of Changes in Equity

As of December 31, 2022

	Common Shares	Additional Paid In Capital	Earnings	Equity Balance
Equity Opening Balance as of August 1, 2022	-	-	-	-
Issued shares (32,028,000) as of December 31, 2022	-	1,100	-	1,100
Net Profit as of December 31, 2022	-	-	(522)	578
Equity Ending Balance as of December 31, 2022	-	1,100	(522)	578

Offering Circular • Regulation A+ TV Channels Network, Inc.

TV Channels Network Inc.

Statement of Cash Flow

As of December 31, 2022

2022
OPERATING ACTIVITIES
Net Income (Loss)	$(522)
Adjustments to Reconcile Net Income to Net Cash provided by operations:
Net Cash used for Operating Activities	(522)

Cash Used for Investing Activities
Software (Under Development)	(500)
Net Cash Provided by Investing Activities	(500)

Cash provided by Financing Activities
Additional Paid In Capital	1,100
Net Cash Provided by Financing Activities	1,100

NET CASH INCREASE (DECREASE) FOR PERIOD	78
Cash at the beginning of the period	-
CASH AT END OF PERIOD	$78

Offering Circular • Regulation A+ TV Channels Network, Inc.

TV Channels Network Inc.

Notes to the Financial Statements

As of December 31, 2022

1.DESCRIPTION OF THE BUSINESS

TV Channels Network Inc. (The company) was established in August 2022 in Nevada.

TV Channels Network basic service is FREE. Users can sign up now to watch various movies. Agreements are currently signed to offer subscribers 350 National Live TV Cable Channels and around 40,000 movie titles once funding is completed. Live TV Channels will be offered as an up-sell to users. Top-tier films from major studios will be available on the platform once funding needs are met. Plus, TV Channels Network intends to become the first streaming service to offer subscribers 100 Video Music Concert Channels. The Video on Demand Pay Per View side of the streaming platform is already built out. The Legends of Classic Soul concerts will be available as Pay Per View events. The Legends of Classic Soul features concerts by The Four Tops, The Chi-Lites, The Dramatics, The Whispers, The Dells, The Manhattans, Harold Melvin’s Blue Notes, The Main Ingredient featuring Cuba Gooding, The Temptations Review featuring Dennis Edwards, and many more additional R&B groups.

TV Channels Network intends to feature many rock and rap legends from PBS On Tour Concert series. On Tour recorded an unprecedented historic 151 artists live in concert in 1997 on video. Full length concerts were recorded on Sting, Meatloaf, Ozzy Osbourne, Lenny Kravitz, Busta Rhymes, Lou Reed, The Cure, Devo, Hot Tuna, Dennis Brown, Bad Religion, Joan Osborne, Goo Goo Dolls, Bruce Hornsby, Indigo Girls, Smashing Pumpkins, No Doubt, Common Sense, Vic Chestnutt, White Zombie, Big Mountain, A Tribe Called Quest, Tears For Fears, The Fugees and Cypress Hill are some of the many artists in this legendary concert series. TV Channels Network’s goal is to enter new current revenue sharing agreements with every artist in this series once funding is completed.

TV Channels Network helps fund and is a partner of World Class Pro Wrestling. World Class Pro Wrestling promotes live monthly events which sometimes features various former and current WWE & AWE wrestlers. Subscribers have full access to watch all the exciting wrestling action right now on TV Channels Network - TV Channels Network.

TV Channels Network plans to compete with Amazon Prime Video, Apple’s Streaming Service, Disney+, HBO Max, Hulu, Peacock, Paramount Plus, Discovery, Netflix, YouTube, and others on the AVOD/TVOD (Streaming Video on Demand) market. In addition, the company intends to offer more affordable subscription prices. Access to Pay Per View Live Concert Events will be the first of its kind. TV Channels Network custom apps will be available on many devices.

TVCN service will include Dynamic Ad Insertion. This will allow our company to generate revenue by inserting ads into live linear programming and video on demand content. The plan is to gain viewers with various marketing and social media campaigns.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1.Basis of Presentation

The Company has earned no revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company and that the statements of operations, shareholders equity (deficit), and cash flows disclose activity since the date of the Company’s inception. The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Offering Circular • Regulation A+ TV Channels Network, Inc.

TV Channels Network Inc.

Notes to the Financial Statements

As of December 31, 2022

2.2.Use of Estimates

The preparation of financial statements in conformity with the U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management evaluates the estimates and assumptions based on historical experience and believes those estimates and assumptions are reasonable based on the information available to them.

2.3.Equity

The Company is authorized to issue 800 Million of common shares with no par value, and any amount paid is considered as Additional Paid In Capital. As of December 31, 2022, the company had issued 32 million shares.

2.4.Cash

The Company deposits its cash with financial institutions that the management believes are of high credit quality. The Company’s cash consists primarily of cash deposited in U.S. dollar-denominated accounts.

2.5.Software (Under development)

The Company is developing a website that manages the library of the movies and the customer subscriptions, any amount paid toward the development of the website is capitalized. More details can be found at https://tvchannelsnetwork.com/.

Offering Circular • Regulation A+ TV Channels Network, Inc.

INDEX TO EXHIBITS

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Description

2a	Articles of Incorporation	Filed with Form 1-A on June 27, 2023

2b	Bylaws	Filed with Form 1-A on June 27, 2023

4.1	Subscription Agreement	Filed Herewith

11.1	Consent of Independent Auditor	Filed Herewith

12.1	Legal Opinion	Filed Herewith

Offering Circular • Regulation A+ TV Channels Network, Inc.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th day of July, 2023.

TV Channels Networks, Inc.

By: /s/ Darryl Payne

Name: Darryl Payne

Title: Chairman of the Board & CEO